UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 3, 2004 (July 15, 2004)

CONSUMER DIRECT OF AMERICA

(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-32745	88-0471353
(Commission File Number)	(IRS Employer Identification No.)

6330 South Sandhill Road
Las Vegas, NV 89120
(Address of principal executive offices)

(702) 547-7300
(Issuer’s telephone number)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS
ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
SIGNATURES
EXHIBIT 2.3

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On July 15, 2004, Consumer Direct of America Inc., (“CDA”) a Nevada corporation, acquired 84.9% of the outstanding common stock of Ocean West Holding Corporation through a stock exchange affected pursuant to a Purchase and Sale of Capital Stock Agreement. Marshall L. Stewart, Daryl S. Meddings, Enfo Loan Corporation, Kingsley and Nancy Cannon and Dale and Suzanne Delmege agreed to sell 4,921,930 of their shares of common stock of Ocean West Holding Corporation to CDA in exchange for 622,388 shares of CDA (the “Transfer”). The consideration was based on the average monthly trading prices of each company’s shares for the month of June 2004. The Transfer results in CDA having majority control and ownership, of Ocean West Holding Corporation.

     Ocean West Holding Corporation is a holding company, which holds all of the issued and outstanding stock of Ocean West Enterprises. Ocean West Enterprises is a wholesale and retail mortgage banking company primarily engaged in the business of originating and selling loans secured by real property with one to four units.

     Financial statements of Ocean West Holding Corporation and pro forma financial statements of CDA showing the effect of this acquisition shall be filed by amendment to this Report no later than 60 days after the date of filing this Report.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

Exhibits

2.3	Purchase and Sale of Capital Stock Agreement, dated July 15, 2004

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CONSUMER DIRECT OF AMERICA. a Nevada corporation
By:	/s/ Wayne K. Bailey
Wayne K. Bailey
Chief Financial Officer (Principal Financial and Accounting Officer)

Date: August 3, 2004

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